                                                                    Exhibit 99.2


Acquisition of Next Generation Media Corp.
------------------------------------------
On May 1, 2000, the BigHub.com, Inc. ("BigHub") completed its acquisition of 52% of the outstanding common stock of Next Generation Media Corporation ("NexGen"). BigHub purchased the shares of NexGen common stock using 1,079,545 shares of BigHub common stock and options to acquire an additional 700,000 shares of BigHub common stock as consideration. The NexGen common stock was valued at $1.70 per share, while BigHub's common stock was valued at $5.00 per share, both based on market prices of the stock. The securities purchased from NexGen consisted of (i) 661,404 shares of NexGen common stock which were converted from 247,365 shares of NexGen's Series A Preferred Stock held by 25 shareholders (the "Series A Preferred Stockholders"); (ii) 94,581 shares of NexGen common stock paid to the Series A Preferred Stockholders as dividends; (iii) options to purchase 164,915 shares of NexGen common stock, with an exercise price of $.16 per share, assigned to BigHub by the Series A Preferred Stockholders; (iv) options to purchase 300,000 shares of NexGen common stock, with an exercise price of $.50, from Gerard R. Bernier and Joel Sens; and (v) 2,419,115 shares of common stock held by Gerard Bernier, Joel Sens and John Banas. On a fully diluted basis, BigHub owns 69% of NexGen.

The total number of BigHub shares paid as consideration for the NexGen securities was 1,079,545, which had a value of $1,821,732 on the date of the transaction based on the closing bid price of BigHub's common stock on that date. Gerard Bernier, Joel Sens, and John Banas, received an aggregate of 822,499 shares of BigHub common stock, while the remaining shareholders of NexGen received an aggregate of 257,046 shares of BigHub common stock. In addition, Mr. Bernier and Mr. Sens received options to purchase 300,000 shares of BigHub's common stock at an exercise price of $1.25 per share and options to purchase an aggregate of 400,000 shares of BigHub's common stock at an exercise price of $5.50 per share.

The difference between the fair market value of NexGen's tangible assets and the purchase price will be accounted for as goodwill and will be amortized over ten years, the expected benefit period.

Unaudited Pro Forma Condensed Consolidated Financial Statements
---------------------------------------------------------------

The unaudited Pro Forma Condensed Consolidated Statements of Operations for the fiscal year ended October 31, 1999 and the fiscal six months ended April 30, 2000 gives effect to the acquisition of NexGen as if had occurred on November 1, 1998 and 1999, respectively. The Pro Forma Condensed Statements of Operations is based on historical results of operations of The BigHub.com and NexGen for the fiscal year ended October 31, 1999 and the calendar year ended December 31, 1999, respectively. The unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to the acquisition as if it had occurred on October 31, 1999. These financial statements are not necessarily indicative of what actual results would have been had the transactions occurred on either November 1, 1998 or October 31, 1999, nor do they purport to indicate future results of the Company. The unaudited pro forma financial statements should be read in conjunction with NexGen's audited financial statements and related notes thereto for the year ended December 31, 1999 appearing herein and the audited financial statements of The BigHub.com and related notes thereto filed with the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 1999.

The BigHub.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheets
October 31, 1999

                                                           The BigHub.com   Next Generation Media     Ajustments         Pro Forma
                                                           --------------   ---------------------    -----------         ----------
Assets
Current assets:                                                    92,991              1,170,053               -          1,263,044
Property and equipment, net                                     1,502,226              1,431,632               -          2,933,858
Intangibles, net                                                        -                934,447               -            934,447
Goodwill                                                                -                      -       1,329,468  (a)     1,329,468
Other assets                                                        1,800                  8,105               -              9,905
                                                           ---------------    -------------------    ------------        -----------
   Total assets                                                 1,597,017              3,544,237       1,329,468          6,470,722
                                                           ===============    ===================    ============        ===========

Liabilities and stockholders' equity (deficit)
Current liabilities                                             3,132,187              2,512,318               -          5,644,505
Long term liabilities                                                   -                318,494        (198,459) (a)       120,035
Minority interest                                                       -                      -         419,619  (a)       419,619
Redeemable preferred stock                                              -              1,269,792      (1,269,792)                 -
Stockholders' equity (deficit)                                 (1,535,170)              (556,367)      2,378,100  (a)       286,563
                                                           ---------------    -------------------    ------------        -----------
   Total liabilities and stockholders' equity (deficit)         1,597,017              3,544,237       1,329,468          6,470,722
                                                           ===============    ===================    ============        ===========

The BigHub.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations Year Ended October 31, 1999

                                                The BigHub.com        Next Generation Media     Adjustments         Pro Forma
                                                ----------------     -----------------------   ---------------      --------------
Net sales                                                 35,914                7,865,410                    -          7,901,324

Cost of sales                                              6,757                        -                    -              6,757

                                                ----------------      -------------------       --------------      -------------
Gross profit                                              29,157                7,865,410                    -          7,894,567

Operating expenses                                     3,570,729                9,255,538              137,351  (b)    12,963,618

Other income (expense)                                  (481,879)                (226,473)             501,146           (207,206)

                                                ----------------      -------------------       --------------      -------------
Loss from continuing operations                       (4,023,451)              (1,616,601)             363,795         (5,276,257)
                                                ================      ===================       ==============      =============

Basic and diluted loss per common share from    ----------------      -------------------       --------------      -------------
  continuing operations                                    (0.55)                       -                    -              (0.63)
                                                ================      ===================       ==============      =============

Weighted average common shares outstanding             7,307,582                        -            1,079,545          8,387,127

The BigHub.com, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations Six Fiscal Months Ended April 30, 2000

                                                 The BigHub.com     Next Generation Media     Adjustments       Pro Forma
                                                 --------------     ---------------------     ------------      ---------
Net sales                                             439,597              2,310,306                    -       2,749,903

Cost of sales                                         271,847                      -                    -         271,847

                                                  -----------            -----------         ------------      ----------
Gross profit                                          167,750              2,310,306                    -       2,478,056

Operating expenses                                  2,976,952              2,457,443               68,676 (b)   5,503,071

Other income (expense)                                (41,396)               (97,043)              75,696         (62,743)

                                                  -----------            -----------         ------------      ----------
Loss from operations                               (2,850,598)              (244,180)               7,020      (3,087,758)
                                                  -----------            -----------         ------------      ----------

Basic and diluted loss per common share from
                                                  -----------            -----------         ------------      ----------
  continuing operations                                 (0.17)                     -                    -           (0.17)
                                                  ===========            ===========         ============      ==========

Weighted average common shares outstanding         16,932,365                      -            1,079,545      18,011,910

Pro Forma Adjustments and Assumptions
-------------------------------------

(a) On May 1, 2000, the BigHub.com, Inc. ("BigHub") completed its acquisition of Next Generation Media Corp. ("NexGen"). BigHub purchased the shares of NexGen common stock using shares of BigHub common stock as consideration. The acquisition will be accounted for as a purchase business combination. The total purchase price for this transaction based on the closing bid price of BigHub's common stock on May 1, 2000 was $1,821,732. The following represents the allocation of the purchase price over the historical net book value of the acquired assets and liabilities of NexGen at December 31, 1999, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (May 1, 2000), which are not expected to be significantly different from the historical net book value of the acquired assets and liabilities. Assuming the transaction occurred on October 31, 1999, the allocation would have been as follows:



           Cash                           263,517
           AR                             546,421
           Inventories                    107,094
           PP&E                         1,431,632
           Other assets                 1,195,572
           Total liabilities           (2,830,812)
                                      -----------
            Net assets                    713,424
                                      -----------

           69% of Net assets          $   492,263
           Goodwill                     1,329,469
                                      -----------
                                      $ 1,821,732
                                      ===========

     This allocation is preliminary and may be subject to change upon evaluation of the fair value of NexGen's acquired assets and liabilities as of the acquisition date as well as the potential identification of certain intangible assets

(b) Goodwill will be amortized over a period of 10 years, the expected period of benefit. The Pro Forma adjustment to the Pro Forma Statement of Operations reflects twelve months of amortization expense for the year ended October 31, 1999, assuming the transaction occurred on November 1, 1998. The Pro Forma adjustment to the Pro Forma Statement of Operations reflects six months of amortization expense for the six months ended April 30, 2000.

     Approximately $944,000 of NexGen's Redeemable preferred stock Series A was converted to common stock in connection with the acquisition and has been reflected in the Pro Forma adjustments.